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                                                                         EX-10BB


                        TRA 86 SUPPLEMENTAL BENEFIT PLAN

                                       OF

                         THE CHASE MANHATTAN BANK, N.A.

                            INSTRUMENT OF AMENDMENT

         WHEREAS, The Chase Manhattan Bank, N.A. has reserved the right to amend its TRA 86 Supplemental Benefit Plan (the "Plan") and now desires to amend the Plan as set forth in this Instrument of Amendment;

         NOW, THEREFORE, the Plan is hereby amended as follows:

      1. Section II-A(4)(c) of the Plan is amended by inserting at the end thereof the following:

                  Any Approved Change in Control shall not be a Change in Control hereunder. As used herein, the term "Approved Change in Control" means any Change in Control occurring by reason of or upon the occurrence of the transactions and events contemplated by the Merger Agreement. "Merger Agreement" means any agreement or plan of merger or consolidation between CMC and Chemical Banking Corporation that is approved by the Boards of Directors of CMC and Chemical Banking Corporation on or before September 30, 1995, as modified from time to time.

      2. Section II-A is amended by adding the following as a new subsection 5.

                  5. Special Change in Control Benefits. If, after an Approved Change in Control, the employment of an employee eligible to receive a benefit under this Plan is terminated for any reason (other than for Cause or by such employee without Good Reason) (a "Protected

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                  Employee"), the benefits of such Protected
                  Employee under the Plan shall be immediately
                  100% vested and non-forfeitable on the date of any such termination of employment.


     3. Clause (i) of the definition of "Good Reason" in Section II-A(4)(h) of the Plan is amended by adding the following additional proviso to the end thereof:

                  ; provided further, however, that no event described in this clause (i) shall constitute
                  Good Reason for purposes of Section II-A(5) hereof;


     4. Section II-A(3) is amended by adding the following new sentences to the end thereof:

                  For purposes of this Section II-A(3), the definition of "Change in Control" shall be that set forth in Section II-A(4)(c) except that the third sentence of Section II-A(4)(c) shall be ignored. The definition of "Good Reason" applicable to any Potential Change in Control related to any Approved Change in Control shall, for purposes of this Section II-A(3), exclude subsection (I) of the definition of "Good Reason" set forth in section II-A(4)(g) hereof.

     5.  Article III is amended by adding the following proviso:

                  ; provided, however, that no such action shall adversely affect an individual's rights under the Plan without the written consent of such individual if such action is taken within 24 months after a Change in Control or within 12 months after a Potential Change in Control (excluding for this purpose the third sentence of Section II-A(4)(c) above).


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     6.  The amendments made by paragraphs 1-5 above shall be effective as of
         August 25, 1995.

         IN  WITNESS WHEREOF, The Chase Manhattan Bank, N.A. has caused this

     Instrument of Amendment to be executed as of the 25th day of August, 1995.


                                                  THE CHASE MANHATTAN BANK, N.A.


                                                  By:  /s/ JOHN J. FARRELL
                                                     ---------------------------
                                                     John J. Farrell
                                                     Executive Vice President